UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 22, 2019

CBS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-09553	04-2949533
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

51 West 52nd Street, New York, New York	10019
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 975-4321

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)(e) On February 22, 2019, Lawrence P. Tu, Executive Vice President and Chief Legal Officer of CBS Corporation (the “Company”), submitted his resignation from this position to the Company, effective March 1, 2019. In accordance with Mr. Tu’s separation agreement with the Company dated February 22, 2019 (the “Separation Agreement”), Mr. Tu will serve as a senior advisor to the Company’s Chief Executive Officer until April 30, 2019 (the “Separation Date”). Under the Separation Agreement, Mr. Tu’s resignation is for “Good Reason” within the meaning of Mr. Tu’s employment agreement with the Company dated as of June 1, 2017, as amended (the “Employment Agreement”), and Mr. Tu will receive the severance payments and benefits provided for under the Employment Agreement following the Separation Date.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is filed herewith as Exhibit 10 to this Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following Exhibit is filed as part of this Report on Form 8-K:

Exhibit Number	Description of Exhibit

10	Separation Agreement dated February 22, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBS CORPORATION
(Registrant)

By:	/s/ Jonathan H. Anschell
Name: Jonathan H. Anschell
Title: Executive Vice President, Deputy General Counsel and Secretary

Date:	February 27, 2019

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